Exhibit 99.A.8
C O N F I D E N T I A L J U L Y 2 0 0 6 B A I R N C O I N V E S T O R P R E S E N T A T I O N

1 Forward Looking Statements Disclaimer Statements in this document referring to the expected future plans and performance of the Company are forward- looking statements. Actual future results may differ materially from such statements. Factors that could affect future performance include, but are not limited to, changes in U.S. or international economic or political conditions, such as inflation or fluctuations in interest or foreign exchange rates; changes in the market for raw or packaging materials which could impact the Company’s manufacturing costs; changes in the product mix; changes in the pricing of the products of the Company or its competitors; the impact on production output and costs from the availability of energy sources and related pricing; the market demand and acceptance of the Company’s existing and new products; the impact of competitive products; the loss of a significant customer or supplier; production delays or inefficiencies; the ability to achieve anticipated revenue growth, synergies and other cost savings in connection with acquisitions and plant consolidations; the costs and other effects of legal and administrative cases and proceedings, settlements and investigations; the costs and other effects of complying with environmental regulatory requirements; disruptions in operations due to labor disputes; and losses due to natural disasters where the Company is self- insured. While the Company periodically reassesses material trends and uncertainties affecting the Company’s results of operations and financial condition in connection with its preparation of its filings, the Company does not intend to review or revise any particular forward- looking statement referenced herein in light of future events.

B A I R N C O I N V E S T O R P R E S E N T A T I O N 2 Contents n Steel Partners’ Offer n Board Focused on Stockholder Value n Compelling Strategic Plan, Strong Execution n Substantial Upside Opportunities

B A I R N C O I N V E S T O R P R E S E N T A T I O N 3 Summary of Principal Events DATE EVENTS January 9, 2006 January 26, 2006 January 31, 2006 March 2006 April 2006 June 15, 2006 June 16, 2006 June 19, 2006 June 22, 2006 June 26, 2006 July 6, 2006 n Warren G. Lichtenstein sends a letter to the Company asking the Board of Directors to immediately exempt Steel Partners from the limitations of Section 203 of the DGCL n The Board reviews Steel Partners’ letter. The Board determines Steel Partners’ requests were not in the best interest of all of the Company’s stockholders n Mr. Fichthorn sends a letter to Mr. Lichtenstein informing him of the Board’s decision and explaining the reasoning behind the Board’s decision n Steel Partners asks to visit certain of the Company’s facilities n Steel Partners tours the Company’s Arlon Electronic Materials facility located in Rancho Cucamonga, California and its Arlon Coated Materials facility located in Santa Ana, California n Steel Partners informs Mr. Fichthorn that Steel Partners had sent a letter regarding the proposed Offer and had issued a press release to that effect n The Company issues a press release cautioning the Company’s stockholders against taking any premature action n The Board and Debevoise & Plimpton LLP review Steel Partners’ proposed offer. The Board also determines to retain Richards Layton & Finger, P.A. as special Delaware counsel n Steel Partners commences the Offer. Board retains Lazard Frères & Co. LLC, Georgeson Shareholder Communications, Inc and Citigate Sard Verbinnen LLC. The Board approved the Rights Plan n Steel Partners issues press release reacting to the Company’s adoption of the Rights Plan n Board of Directors meets to discuss the Offer with Debevoise and Lazard and unanimously decides it is inadequate. Mr. Fichthorn sends Mr. Lichtenstein letter providing him with the Company’s press release rejecting the Offer

B A I R N C O I N V E S T O R P R E S E N T A T I O N 4 Board Considerations and Reasons for the Rejection Steel Partners Unsolicited Actions: An inherent threat to stockholder value n Inadequate: Does not reflect the long-term value inherent in the Company n Offer takes advantage of depressed 2005 results due to costs related to operating initiatives whose benefits are expected to be realized in the second half of 2006 and beyond n Offer doesn’t compensate the Company’s stockholders for transferring control of the Company to Steel Partners, representing a low control premium versus precedent transactions n Financial condition and current business strategy and future prospects have not been fully reflected in recent results n The Offer is opportunistic relative to where the stock has traded in the latest 12 months period

B A I R N C O I N V E S T O R P R E S E N T A T I O N 5 Overview of Offer ($ in millions) Proposed 1 Day Prior Unsolicited To Announcement Transaction Share Price $9.96 $12.00 Market Value 74.5 90.9 Enterprise Value $83.3 $99.7 ENTERPRISE VALUE AS A MULTIPLE OF: REVENUES CY2007P $180.0 0.46x 0.55x CY2006F 175.0 0.48 0.57 LTM 168.6 0.49 0.59 CY2005A 165.9 0.50 0.60 EBITDA CY2007P $19.2 4.3x 5.2x CY2006F 14.8 5.6 6.7 LTM 13.2 6.3 7.6 CY2005A 13.0 6.4 7.6 Operating Profit CY2007P $11.5 7.2x 8.7x CY2006F 7.5 11.1 13.3 LTM 5.7 14.5 17.4 CY2005A 5.6 14.9 17.8 SHARE PRICE AS A MULTIPLE OF: EPS CY2007P $1.00 10.0x 12.0x CY2006F 0.60 16.6 20.0 LTM 0.48 20.9 25.2 CY2005A 0.47 21.2 25.5 Note: 2006 forecast and 2007 projection represent midpoint of publicly stated range. Fo recasted and projected numbers exclude professional fees associated with the Offer.

B A I R N C O I N V E S T O R P R E S E N T A T I O N 6 Offer Represents a Low Control Premium Versus Precedent Transactions Steel Partners Offer represents a premium of 10.3% 4-weeks prior to announcement 25.3% 47.0% 30.2% 33.3% 10.3% 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% 2004 2005 Steel Partners Offer All-Cash Unsolicited Transactions All-Cash Transactions (a) (a) (b) (a) Represents average premium offered in transactions under $300 million versus target share price 4 weeks prior to announcement. (b) Based on Bairnco closing price of $10.88 on May 18, 2006, 4 weeks prior to Steel Partners’ unsolicited proposal. Source: SDC.

B A I R N C O I N V E S T O R P R E S E N T A T I O N 7 One-Year Stock Price Performance Steel Partners Offer was made at a time when Bairnco’s stock price was at a 20% discount to its 52-week high $12.01 6.00 8.00 10.00 12.00 $14.00 11 Jul 05 1 Sep 05 23 Oct 05 14 Dec 05 4 Feb 06 28 Mar 06 19 May 06 11 Jul 06 Price 0 20 40 60 80 100 120 140 Volume (000s) $12.00 Offer Price June 15 2006 Steel Partners announces a cash tender offer to purchase all of the outstanding shares for $12.00 per share Offer Price: $12.00 Premium to: 1-Day Prior 20% 7-Days Prior 18% 30-Days Prior 10% April 19 2006 52-week high of $12.49 Source: Factset, Company website.

B A I R N C O I N V E S T O R P R E S E N T A T I O N 8 Bairnco Investment Highlights n Strong position in niche markets n Significant near term reduction of costs associated with strategic initiatives and improved operation and financial performance n Strong cash flow generation and unlevered balance sheet n Future growth potential n Planned initiatives and compelling strategic plan n Committed decentralized management teams n Bolt-on acquisition opportunities in various markets

B A I R N C O I N V E S T O R P R E S E N T A T I O N 9 Summary Business Overview ARLON ELECTRONIC MATERIALS COATED MATERIALS KASCO DESCRIPTION n Develops and manufactures copper clad laminates and prepreg bonding materials for the fabrication of high performance and frequency dependent printed circuit boards n Also manufactures a line of silicone rubber materials for composite parts production, electric traction motor coil windings, insulation materials, high temperature hose and duct markets, selffusing tapes n Manufactures and markets specialty graphic films under the Arlon, Calon®, MII™ and Signtech® brand names n Focused on graphic films and providing tailored technical solutions to manufacturers. Designs and produces custom and application-specific materials by coating and laminating a variety of films, foams, papers, synthetic materials and foils n Provider of meat room products and repair services for the meat, deli, and seafood departments of supermarkets; for restaurants; for meat, poultry and fish processing plants; manufacturers and distributors of electrical saws and cutting equipment throughout North America, Europe, Asia, and South America END MARKETS/ CUSTOMERS n Wireless communications infrastructure, military and commercial avionics, and semiconductor test and measurement equipment n Military weapons systems and oil and gas exploration n Commercial and electrical signage, point of purchase displays, highway signage, fleet markings, and other commercial advertising applications n Specialty flexible circuit materials, electrical insulation materials for motors and transformers, thermal insulation panels, durable print stock, transfer adhesives, foam and film tapes n Grocery stores, restaurants, delis, meat processing plants, mass merchants PRODUCTS

B A I R N C O I N V E S T O R P R E S E N T A T I O N 10 Overview of Bairnco: Arlon Electronic Materials ($ in millions) DESCRIPTION n Management: n Robert M. Carini — Vice President, Arlon, Inc. and President, Arlon Electronic Materials n Years of Experience: 17 Years n Products: n Conventional laminates product line that includes specialty polyimide and epoxy and other high performance thermoset laminates used in commercial and military applications n Microwave and RF product line that offers fluropolymers and non-PTFE laminates that deliver the electrical performance needed in frequency-dependent circuit applications n Silicone rubber-based insulation materials used for composite parts production, electric traction motor coil windings, high temperature hose and duct markets, self-fusing tapes n End markets: n Wireless communications infrastructure, military and commercial avionics, and semiconductor test and measurement equipment n Military weapons systems and oil and gas exploration HISTORICAL PERFORMANCE 2003 2004 2005 Revenue $44.5 $51.3 $53.7 Segment Operating Profit (a) 4.4 6.7 6.8 Margin 9.9% 13.0% 12.6% OPERATING PERFORMANCE n 2005-2006 n Good sales growth 10%+ and operating leverage resulting in improved margins n Maintain redundant resources to insure customer service until China on stream n 4 months of lower cost product from China plant n Segment operating profit increase: $1.0-1.5 million n 2006-2007 n Sales growth 2-5% n No start up costs n Elimination of US redundancy costs/planned inefficiencies beginning at end of fourth quarter 2006 n China begins operations in August 2006 and savings from low cost manufacturing begin to show in fourth quarter 2006 and then 2007 n Segment operating profit increase: $2.3-2.7 million (a) Excludes corporate expenses.

B A I R N C O I N V E S T O R P R E S E N T A T I O N 11 Overview of Bairnco: Arlon Coated Materials ($ in millions) DESCRIPTION n Management: n Elmer G. Pruim — Vice President, Arlon, Inc. and President, Arlon Coated Materials n Years of Experience: 12 Years n Products: n Commercial signage: 2-mil Cast products, calendered products, specialty films, thermal imaging receptive, application tools n Electrical signage: decoration methods, light management films, flexible substrates, masking film, protective coating n Print Technology Products: overlaminates, screen print films, solvent inkjet receptive, thermal imaging receptive n Glazing tapes, sealant tapes, shipping pads, window framing insulation, automotive OEM and components, films for flexible circuits and electronics, PSA mounting and structural assembly tapes, pressure sensitive & heat seal foils, electrical insulation papers n End markets: n Commercial and electrical signage, point of purchase displays, highway signage, fleet markings, and other commercial advertising applications, industrial applications HISTORICAL PERFORMANCE 2003 2004 2005 Revenue $68.5 $71.8 $68.2 Segment Operating Profit (a) 3.1 3.8 2.2 Margin 4.5% 5.3% 3.3% OPERATING PERFORMANCE n 2005-2006 n Modest sales growth of 1-3% — Strong growth in new lower margin print products — Offset by lower corporate re-imaging and industrial products n Industrial products business in San Antonio shows scrap and plant efficiency improvements of $1.5-2.0 million n Change in mix in graphics business as corporate re-imaging business is replaced by lower margin print products resulting in loss of $0.8- 1.3 million n Segment operating profit increase: $0.6-0.9 million n 2006-2007 n Sales growth of 2-5% n Continued plant level improvements in San Antonio and increased sales provide a marginal level of profitability n Graphics business continues to show sales growth, margins stable n Segment operating profit increase: $1.2-1.8 million (a) Excludes corporate expenses.

B A I R N C O I N V E S T O R P R E S E N T A T I O N 12 Overview of Bairnco: Kasco ($ in millions) DESCRIPTION n Management: n Brian E. Turner — President, Kasco Corporation n Years of Experience: 7 Years n Products: n Meat/Fish Cutting Bands n Miscellaneous Blades n Butcher Supplies n Grinder Plates/Knives n Seasonings n Cutlery n Scale Prevention & Corrosion Control for Water Systems n Repair and Maintenance Services n End markets: n Grocery stores, restaurants, delis, meat processing plants, mass merchants HISTORICAL PERFORMANCE 2003 2004 2005 Revenue $39.6 $42.5 $43.9 Segment Operating Profit (a) 0.0 1.6 0.4 Margin 0.1% 3.7% 0.8% OPERATING PERFORMANCE n 2005-2006 n Modest sales growth from increasing service revenue n Eliminate $1.0 million of move and relocation costs associated with the production operations move to Mexico n Eliminate $0.1 million of redundancy costs incurred by France in the fourth quarter of 2005 and benefit of lower cost base n Improved margin on increased sales volume n Some efficiency and scrap improvements in the last half of 2006 and benefits of lower cost Mexican operations n Segment operating profit increase: $1.2 — $1.4 million n 2006-2007 n Full year of improved scrap and efficiency and benefits of lower cost Mexican operations n Improved margin on increased sales n Segment operating profit increase: $0.8 — $1.0 million (a) Excludes corporate expenses.

B A I R N C O I N V E S T O R P R E S E N T A T I O N 13 Bairnco Bridge Analysis: 2005-2006 ($ in millions) 2005 VS . 2006 $5.6 $0.1 $1.8 $1.2 $1.1 $7.8 $7.3 ($1.1) ($0.2) $1.4 $0.9 $0.8 ($1.5) ($0.6) ($0.2) 4 5 6 7 $8 2005 Op. Profit Arlon China ECP San Antonio Kasco U.S.- Mexico Plant Sales, Volume, Margin, Mix Pension and Medical Corporate Expense 2006 Forecasted Op. Profit Range Note: Excludes impact of any acquisitions. Forecasted and projected numbers exclude professional fees associated with the Offer. Source: Management.

B A I R N C O I N V E S T O R P R E S E N T A T I O N 14 Bairnco Bridge Analysis: 2006-2007 ($ in millions) 2006 VS. 2007 $7.8 $2.5 $0.6 $0.3 $7.3 $11.0 ($0.5) $12.0 $1.6 $0.5 $0.2 ($0.8) $1.3 $2.3 6 7 8 9 10 11 12 $13 2006 Forecasted Op. Profit Arlon China ECP San Antonio Kasco U.S.- Mexico Plant Sales, Volume, Margin, Mix Corporate Expense 2007 Projected Op. Profit Range Note: Excludes impact of any acquisitions. Forecasted and projected numbers exclude professional fees associated with the Offer. Source: Management.

B A I R N C O I N V E S T O R P R E S E N T A T I O N 15 Consolidated Results ($ in millions) n Significant margin improvement expected in near term results Historical Projected 2003A 2004A 2005A 2006F 2007P Total Sales $152.7 $165.5 $165.9 $172.0 — $178.0 $175.0 — $185.0 % Growth (1.1%) 8.4% 0.2% 3.7% — 7.3% — - — Operating Income $4.6 $8.1 $5.6 $7.3 — $7.8 $11.0 — $12.0 % Margin 3.0% 4.9% 3.4% 4.2% — 4.4% 6.3% — 6.5% Income From Continuing Operations $2.6 $5.1 $3.6 $4.1 — $4.7 $7.0 - $7.8 Diluted EPS from Cont. Ops. $0.36 $0.68 $0.47 $0.56 — $0.64 $0.95 — $1.05 Memo: EBITDA $12.4 $15.7 $13.0 $14.6 — $15.1 $18.7 — $19.7 % Margin 8.1% 9.5% 7.9% 8.5% — 8.5% 10.7% — 10.7% Source: Management forecasts. Note: Excludes impact of any acquisitions. Forecasted and projected numbers exclude professional fees associated with the Offer.

B A I R N C O I N V E S T O R P R E S E N T A T I O N 16 Three-Year Stock Price Performance Over the last three years, Bairnco stock has outperformed both the Russell 2000 and the Dow Jones Industrial Average Index +77.5% +20.8% +55.9% 80 100 120 140 160 180 200 220 13 Jun 03 16 Nov 03 21 Apr 04 25 Sep 04 1 Mar 05 5 Aug 05 9 Jan 06 15 Jun 06 Index Bairnco Dow Jones Industrial Average Russell 2000 (a) Source: Factset. (a) Share prices prior to June 15, 2006, one day prior to announcement. B A I R N C O I N V E S T O R P R E S E N T A T I O N

17 Strong Balance Sheet ($ in millions) n Un-levered balance sheet available to pursue strategic initiatives including acquisitions, dividends and buyback program As of April 1, 2006 Cash $1.7 Debt 10.5 Book Equity 83.8 Total Book Capitalization $92.6 Credit Statistics Total Debt/Book Cap. 11.3%

B A I R N C O I N V E S T O R P R E S E N T A T I O N 18 Enhancing Shareholder Value INITIATIVES ACQUISITIONS n Potential acquisitions related to the existing businesses are under active consideration, which are expected to be accretive to earnings in the year following the acquisition SHARE REPURCHASE n Dependent on debt level related to acquisitions and anticipated free cash flow, opportunity to pursue continued share repurchases over coming years n Likely to fuel earnings growth and, if P/E multiple retained, create shareholder value INCREASE DIVIDEND n Current dividend yield of +2.0% (2.4% before the announcement) n Planned increase in the third quarter of 2006 from $0.06 to $0.07 per share, subject to Board approval

B A I R N C O I N V E S T O R P R E S E N T A T I O N 19 Potential Upside Opportunities n China plant n Opportunity for low-cost manufacturing n Growth in China sales due to local plant and improved service n New product streams n STD, laminates, industrial niche coated products could be incremental growth drivers n Volume increases n Continued geographic expansion into Asia and the Middle East n Growing military end market

B A I R N C O I N V E S T O R P R E S E N T A T I O N 20 2006 P/E Multiples for a Comparable Universe 19.1x 16.6x 16.6x 16.0x 14.9x 13.8x 0.0 5.0 10.0 15.0 20.0 25.0x Rogers Park ElectroChemical Brady Intertape Polymer 3M Bairnco Median 16.0x (a) Note: Market data as of 7/11/06. (a) P/E based on price of $9.96 (1 day prior to announcement) and forecasted middle of publicly stated range for 2006 EPS of $0.60.

B A I R N C O I N V E S T O R P R E S E N T A T I O N 21 Potential Value Creation 2007 PROJECTED EPS RANGE $0.95 — $1.05 P/E ( a ) IMPLIED SHARE PRICE 16.6x $15.77 — $17.43 PEER GROUP P/E IMPLIED SHARE PRICE 16.0x $15.20 — $16.80 n Compelling Strategic Plan Offers Significant Valuation Upside: Earnings Growth Drives Stock Price Performance Note: Excludes impact of any acquisitions. Forecasted and projected numbers exclude professional fees associated with the Offer. (a) P/E based on price of $9.96 (1 day prior to announcement) and forecasted middle of publicly stated range for 2006 EPS of $0.60.

B A I R N C O I N V E S T O R P R E S E N T A T I O N 22 Committed Executive Team Key to delivery of the operating plan will depend on the commitment of the high quality decentralized operating management teams NAME & AGE OF EXECUTIVE CORPORATE BACKGROUND Luke E. Fichthorn III (65) Mr. Fichthorn has served as Chairman of Bairnco since May 23, 1990, and on December 18, 1991, became Chief Executive Officer of Bairnco. For over twenty- five years, Mr. Fichthorn has been a private investment banker and partner of Twain Associates, a private investment banking and consulting firm. Mr. Fichthorn served as a director of Keene Corporation, a former subsidiary of Bairnco Corporation from August 1969 until May 1981, and became a director of Bairnco in January 1981. Mr. Fichthorn is also a director of Florida Rock Industries, Inc. and Patriot Transportation Holding, Inc., neither of which is affiliated with Bairnco Larry D. Smith (56) Mr. Smith was elected Vice President — Administration and Secretary of Bairnco in April 1999. Prior to joining Bairnco, Mr. Smith was employed for over 14 years with Emerson Electric Company in various human resource managerial capacities. Most recently, Mr. Smith was Vice President Human Resources for Emerson’s Therm- O- Disc, Inc. division in Mansfield, Ohio Kenneth L. Bayne (36) Mr. Bayne joined Bairnco on August 8, 2005 as Vice President Finance and Chief Financial Officer of Bairnco. Prior to joining Bairnco, Mr. Bayne was with Guidant Corporation where he served for nine years in a series of increasingly responsible positions, culminating in his most recent position as assistant treasurer for the company. Prior to that, he served for three years as a senior associate design engineer with Thiokol Corporation Lawrence C. Maingot (46) Mr. Maingot was appointed Corporate Controller of Bairnco in December 1999. From May 1997 to December 1999, Mr. Maingot was Bairnco’s Assistant Controller. From April 1992 to May 1997, Mr. Maingot was Bairnco’s Accounting Manager. Prior to joining Bairnco, Mr. Maingot was employed with Arthur Andersen LLP

B A I R N C O I N V E S T O R P R E S E N T A T I O N 23 Conclusion n After careful consideration, including a thorough review of the Steel Partners Offer with the Company’s legal and financial advisors, the Board unanimously determined that the Steel Partners Offer is inadequate and not in the best interests of Bairnco stockholders (other than Steel Partners and its affiliates) n The Steel Partners Offer, from a variety of value metrics, undervalues the upside in the Company share price n Tendering into the Offer before the Board and its advisors have had the opportunity to execute its near-term strategic plan could interfere with the ability of the Board to effect significant operating and financial improvements

B A I R N C O I N V E S T O R P R E S E N T A T I O N 24 EBITDA Reconciliation ($ in millions) Bairnco defines EBITDA as income from continuing operations plus (i) interest expense, (ii) income taxes and (iii) depreciation and amortization expense. Bairnco has historically used EBITDA, operating profit and income from continuing operations to assess performance and believe it is important for investors to be able to evaluate Bairnco using the same measures used by management. Bairnco believes EBITDA is a supplemental measurement tool used by investors to help evaluate a company’s overall operating performance. EBITDA as calculated by Bairnco is not necessarily comparable to similarly titled measures reported by other companies. In addition, EBITDA is not prepared in accordance with GAAP, and should not be considered as an alternative to income from continuing operations, operating profit, net cash provided by continuing operations or Bairnco’s other financial information determined under GAAP, and should not be considered as a measure of profitability or liquidity of Bairnco. n The following table reconciles EBITDA to income from continuing operations for each of the respective periods: 2003 2004 2005 Q105 Q106 2006F 2007P Income from continuing operations $2.6 $5.1 $3.6 $1.0 $1.0 $4.4 $7.4 Plus: Interest Expense 0.8 0.6 0.1 0.0 0.1 Plus: Income Taxes 1.2 2.4 1.9 0.5 0.6 Plus: Depreciation and Amortization 7.8 7.7 7.5 1.8 1.8 EBITDA $12.4 $15.7 $13.0 $3.4 $3.5 $14.8 $19.2 Note: 2006 forecast and 2007 projection represent midpoint of publicly stated range. Forecasted and projected numbers exclude professional fees associated with the Offer.